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                                                                    EXHIBIT 10.3

                                                                       Exhibit A

                              AMENDED AND RESTATED
                              THORATEC CORPORATION
                        RESTRICTED STOCK GRANT AGREEMENT

This Amended and Restated Thoratec Corporation Restricted Stock Grant Agreement ("Agreement") amends and restates the Restricted Stock Grant Agreement (the "Existing Agreement") between Thoratec Corporation (the "Company") and M. Wayne Boylston ("Consultant").

WHEREAS, Consultant was previously an employee of the Company, and in accordance with his employment, he was granted 50,000 shares of Common Stock of the Company (the "Restricted Shares") pursuant to the Company's 1997 Employee Stock Option Plan, as amended (the "Plan"), and the Thoratec Corporation Restricted Stock Grant Agreement, effective as of August 13, 2002 (the "Existing Agreement"); and

WHEREAS, Consultant has resigned from the Company effective December 17, 2004 prior to any of the restrictions on the Restricted Shares having lapsed or otherwise accelerated in accordance with the Existing Agreement; and

WHEREAS, in accordance with the terms of the Existing Agreement, Consultant has forfeited all rights and interest in and to the Restricted Shares; and

WHEREAS, the Company and Consultant have entered into a Consulting Services Agreement of even date herewith (the "Consulting Services Agreement") for the provision of certain "Services" defined therein; and

WHEREAS, as consideration for Consultant's performance of Services as defined in the Consulting Services Agreement, the Company desires to permit the continued vesting by Consultant in certain of the Restricted Shares subject to the terms and conditions set forth herein.

NOW THEREFORE, the Existing Agreement is hereby amended and restated to read in its entirety as follows:

         1. FORFEITURE OF RESTRICTED SHARES AND GRANT OF SHARES. Consultant hereby agrees to his irrevocable forfeiture of 25,000 Restricted Shares granted pursuant to the Existing Agreement. Consultant shall retain 25,000 Restricted Shares, subject to the vesting and other provisions of this Agreement. This Agreement supersedes, in all respects, the Existing Agreement, which shall no longer have any legal effect whatsoever.

         2. FORFEITURE AND TRANSFER RESTRICTIONS.

                  a. Restrictions.

                           (i) If the Consulting Agreement is terminated for the reasons set forth in Section 4(a)(i) or 4(a)(iv) thereof, or as the result of the death or disability of Consultant, all

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         Restricted Shares as to which restrictions set forth herein have not then lapsed pursuant to Section 2(b) or Section 3(a) hereof will be forfeited by Consultant and will return to the Company (the "Forfeiture"). Consultant will not be permitted to sell, assign, pledge or otherwise encumber any Restricted Shares until there is no longer a possibility of Forfeiture with respect thereto (such restriction, together with the potential Forfeiture, referred to as the "Restrictions").

                           (ii) If the Consulting Agreement is terminated for the reasons set forth in Section 4(a)(ii), 4(a)(iii) or 4(a)(v) thereof, the Restrictions will lapse with respect to all remaining Restricted Shares as to which restrictions set forth herein have not then lapsed.

                  b. Lapse of Restrictions. Except as otherwise provided in
         Section 2(a)(ii) or Section 3 hereof, the Restrictions will lapse with respect to 8,333 Restricted Shares on January 1, 2006, with respect to 8,333 Restricted Shares on January 1, 2007 and with respect to 8,334 Restricted Shares on January 1, 2008, provided that on each such lapsing date Consultant's services to the Company pursuant to the Consulting Agreement are continuing.

                  c. Rights to Surrendered Shares. If any Restricted Shares are Forfeited as provided herein, such shares will be immediately surrendered to the Company, and Consultant will have no further rights with respect to such shares.

         3. CHANGE OF CONTROL.

                  a. Change of Control. Upon a Change of Control Transaction in which shares of the Company's common stock are (or are deemed to be) converted into the capital stock of a third party entity (the "Converted Shares"), then all of the Restricted Shares shall be converted into the Converted Shares on the same basis as all other Company common stock; provided, however, that the Restrictions shall remain in effect and be applicable to the pro-rata number of Converted Shares on the same terms set forth herein. As used herein, a "Change of Control Transaction" shall mean a merger, consolidation, reorganization or similar transaction in which holders of the Company's stock hold, after the consummation thereof, less than a majority of the total outstanding voting shares of the other party to such transaction; or a sale by the Company of all or substantially all of its assets in any one or series of related transactions to a third party.

                  b. Reclassification, Merger, etc. This Agreement will not affect the right of the Company to engage in any Change of Control Transaction (as defined above), or to adjust, reclassify, reorganize or otherwise change its capital or business structure, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         4. RIGHTS AS A SHAREHOLDER; CASH DIVIDENDS. Consultant will have full rights as a shareholder with respect to the Restricted Shares, whether or not the Restrictions have lapsed with respect to such shares, to the extent that the relevant Restricted Shares have not been Forfeited as provided herein, including without limitation the right to vote the Restricted Shares and to receive any dividends paid on the Restricted Shares.

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         5. STOCK DIVIDENDS AND RELATED MATTERS. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which Consultant may have the right to receive, by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock, as a class, without the Company's receipt of consideration, with respect to any Restricted Shares which remain subject to the Restrictions, will be issued subject to the same Restrictions applicable to any Restricted Shares which remain subject to the Restrictions, with any securities of the Company ceasing to be Restricted Shares on a pro rata basis as to thirty three and one-third percent (33 1/3%) of such additional securities on each of January 1, 2006, January 1, 2007 and January 1, 2008, respectively, under the conditions set forth in Section 2(b) hereof.

         6. CERTIFICATE; LEGENDS.

                  a. Legend. All certificates representing the Restricted Shares will bear the following legend:

                           i. "THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO FORFEITURE TO THE COMPANY PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF SUCH SECURITIES, SHOULD THE PERSON INITIALLY ISSUED THESE SECURITIES CEASE TO BE INVOLVED WITH THE COMPANY OR ANY AFFILIATE THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IF SUCH SECURITIES ARE SUBJECT TO SUCH RISK OF FORFEITURE.

                           ii. THE HOLDER OF THESE SECURITIES MAY BE AN AFFILIATE OF THE ISSUER HEREOF WITHIN THE MEANING OF PARAGRAPH (A)(1) OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                  b. Lapse of Restrictions. One or more certificates representing the Restricted Shares will be issued in Consultant's name and held by the Secretary of the Company until all restrictions on the Restricted Shares have lapsed. When restrictions have lapsed on the Restricted Shares, certificates for such Restricted Shares will be delivered to Consultant upon his request.

         7. TAX CONSEQUENCES.

                  a. Tax Advisor. Consultant acknowledges that the tax consequences associated with the Restricted Shares and this Agreement are complex and depend upon Consultant's particular circumstances and that the Company has urged Consultant to consult a tax advisor. By executing this Agreement, Consultant acknowledges that Consultant has retained, or has had the opportunity to retain, his own advisor(s) to provide tax advice to him as to such matters and as to this Agreement, and neither the Company nor any of its employees, representatives or advisors has given Consultant any tax advice regarding the Restricted Shares or this Agreement and Consultant has not relied on any representations of the Company or any of its employees, representatives or advisors on that subject.

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                  b. Withholding Tax. Consultant is an independent contractor and not an employee of the Company. Therefore, Consultant is responsible for the payment of any withholding or employment taxes which, in the good-faith judgment of the Company, result from the purchase of the Restricted Shares or the lapse of Restrictions thereon.

                  c. No Section 83(b) Election. Consultant represents and warrants to the Company that he has not made an election under Section 83(b) of the Internal Revenue Code with respect to the Restricted Shares, and agrees that he will not make such an election with respect to the Restricted Shares.

         8. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided herein, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and Consultant, Consultant's assigns and the legal representatives, heirs, beneficiaries, executors and administrators and legatees of Consultant's estate.

         9. NOTICES. Any notice required or permitted to be given or made under this Agreement by either of the parties to the other will be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class mail or courier), first class mail or courier, postage prepaid (where applicable), addressed to such other party at its relevant address, which for the Company will be the address and facsimile number of its principal office, and for Consultant will be the address and facsimile number set forth below Consultant's signature on this Agreement, or to such other address as the addressee has last furnished in writing to the addressor and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery; (b) the date of delivery by facsimile; or
              (c) the next business day after deposit with a nationally-recognized courier or overnight service, including FedEx or Express Mail.

         10. NO COMMITMENT. Nothing in this Agreement constitutes an agreement that Consultant will be retained by the Company for any term.

         11. GOVERNING LAW; VENUE. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of laws. The parties hereby agree to submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the County of Alameda in the State of California for any action to enforce this Agreement. If either party brings an action to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs. Interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of California without regard to its conflict-of-laws rules.

         12. COUNTERPARTS. This Agreement may be executed by facsimile and in two counterparts, each of which will be deemed an original, and both of which together will constitute one and the same instrument.

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                                 THORATEC CORPORATION

                                 By: /s/ D. Keith Grossman
                                    _______________________
                                 Name:  D. Keith Grossman
                                 Title: Chief Executive Officer and President

                                           /s/ M. Wayne Boylston
                                           ______________________
                                           M. WAYNE BOYLSTON

                                           Address:  *
                                                     *

                                           Telephone Number:________________

                                           Facsimile Number:________________

                           I, as the Consultant's spouse, also accept and agree
                         to be bound by the terms and conditions of this Agreement.

                       i.____________________________________________
                                       Signature

                          Printed name:______________________________

                       ii. Date signed:___________, 200__


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